SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – September 30, 2016

  MACQUARIE INFRASTRUCTURE CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32384	43-2052503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 West 55th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 231-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 30, 2016, William H. Webb notified Macquarie Infrastructure Corporation (the “Company”), of his decision to retire from the Board of Directors of the Company (the “Board”), effective immediately. Mr. Webb’s decision to retire from the Board did not involve any disagreement with the Company, the Company’s management or the Board.

(d) On October 5, 2016, the Board elected Ronald Kirk to serve as a director of the Company effective November 1, 2016 until the next annual meeting of shareholders. The Company anticipates that Mr. Kirk will serve on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board. Mr. Kirk will receive compensation in accordance with the Company’s standard compensation arrangements for independent directors, which are described in the Company’s proxy statement for the 2016 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 1, 2016.

A copy of the press release issued by the Company with respect to Mr. Webb’s retirement and Mr. Kirk’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

In October 2016, the Company signed an agreement to purchase an additional aviation facility at Stewart Airport in New York, which complements the Company’s current operation at this airport. Stewart Airport is approximately 70 miles from Manhattan and is capable of handling long-range general aviation aircraft. Atlantic Aviation has operated at Stewart Airport since 2007 and has a lease through 2036. This acquisition is subject to customary closing conditions and there can be no assurance that it will be completed timely or at all.

In late 2015, the Company began the process of connecting the BEC facility to a second gas pipeline that runs beneath the Company’s IMTT-Bayonne property. That project is well underway and expected to be completed in late 2016. At about the same time the Company commenced the process of expanding the generating capacity of BEC by 130 MW. The Company has recently secured the approval of its board of directors as well as all of the regulatory approvals necessary to commence construction and has issued a ‘notice to proceed’ to the general contractor. The construction of the additional 130 MW of power generating capacity on land adjacent to BEC is expected to require the deployment of approximately $130.0 million of capital, the majority of which is likely to be deployed in 2017.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

99.1 Press Release of Macquarie Infrastructure Corporation dated October 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE CORPORATION

By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer

Dated:  October 5, 2016

EXHIBIT INDEX

Exhibit Number

99.1       Press Release of Macquarie Infrastructure Corporation dated October 5, 2016.